Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-87529 of Dominion Resources, Inc. on Form S-8 of our report dated June 27, 2002, appearing in this Annual Report on Form 11-K of Dominion Hourly Employee Savings Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 27, 2002